EXHIBIT 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER UNDER SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
I, Gary Blair, hereby certify that the annual report on Form 10-K of Block Communications, Inc. (the “Registrant”) for the year ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Gary J. Blair

Name: Gary J. Blair

Title:	Executive Vice-President/Chief Financial Officer
Dated: March 24, 2005
Supplemental Information to be Furnished With Reports Filed Pursuant to Section 15(d) of the Act by Registrants Which Have Not Registered Securities Pursuant to Section 12 of the Act
      No proxy statement, form of proxy or other proxy soliciting material has been, and it is not currently anticipated that any such material will be, sent to more than ten of the registrant’s security holders with respect to any annual or other meeting of security holders in 2005.
      No annual report to security holders covering the registrant’s fiscal year ended December 31, 2004 has previously been sent to security holders, and it is not currently anticipated that any such report other than this Annual Report on Form 10-K will be sent to the Registrant’s security holders.